                                                                    EXHIBIT 99.1
                                                                    ------------


           WINTHROP RESIDENTIAL ASSOCIATES III, A LIMITED PARTNERSHIP
           -----------------------------------------------------------
                            FORM 10-QSB JUNE 30, 2002
                            -------------------------



Supplementary information required pursuant to section 9.4 of the partnership agreement:

1. Statement of Cash Available for Distribution for the three months ended June 30, 2002:

   Net income                                                   $      82,000
   Add:     Depreciation                                               50,000
            Equity in loss of Local Limited Partnerships               24,000
   Less:    Cash to reserves                                         (129,000)
                                                                -------------
   Cash available for distribution                              $      27,000
                                                                =============
   Distributions allocated to General Partners                  $       2,000
                                                                =============
   Distributions allocated to Limited Partners                  $      25,000
                                                                =============


2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 2002:


         Entity Receiving                            Form of
           Compensation                           Compensation                   Amount
  -------------------------    -------------------------------------------     ----------

  General Partners             Interest in Cash Available for Distribution      $2,000

  WFC Realty Co., Inc.
  (Initial Limited Partner)    Interest in Cash Available for Distribution         $5




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